                                AMENDMENT TO THE
                    DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT
                                     BETWEEN
          WYETH, ACTING THROUGH ITS WYETH CONSUMER HEALTHCARE DIVISION,
                                       AND
                            IMPAX LABORATORIES, INC.


         This Amendment, effective as of the last date of signature appearing below (the "Effective Date"), to the Development, License and Supply Agreement, dated as of June 1, 2002 and amended by letters dated November 19, 2002, April 23, 2003 and May 15, 2003, for Loratadine/Pseudoephedrine Combination Tablets (the "Agreement") is entered into by and between Wyeth, acting through its Wyeth Consumer Healthcare Division (hereinafter called "WCH"), and Impax Laboratories, Inc. (hereinafter called "Impax").

                                     PURPOSE


         WHEREAS, under the Agreement, Impax has agreed to supply Wyeth with D-24 Product (as defined in the Agreement);

         WHEREAS, Impax's ANDA No. 75-989 seeking FDA approval of D-24 Product was submitted on September 14, 2000 and was accepted for filing by the FDA on September 18, 2000;

         WHEREAS, on January 2, 2001, Schering Corporation ("Schering") commenced an action against Impax in the United States District Court for the District of New Jersey captioned Schering Corporation v. Impax Laboratories, Inc., Civil Action No. 01-0009 (JWB) (GDH) (the "Action"), alleging that Impax infringed and is infringing Schering's U.S. Patent Nos. 5,314,697 and 4,659,716 through its filing of ANDA No. 75-989;

         WHEREAS, in the Action, Impax answered that it did not infringe Schering's patents and that those patents were invalid, and sought a declaration that the D-24 Product did not and would not infringe Schering's patents and that those patents were invalid;

         WHEREAS, on August 8, 2002, the district court handling the Action entered an order granting Defendants' Motion for Summary Judgment with respect to U.S. Patent No. 4,659,716 and ruled that claims 1 and 3 of that patent were invalid. On August 1, 2003, a panel of the U.S. Court of Appeals for the Federal Circuit affirmed the lower court's order concerning U.S. Patent No. 4,659,716. On August 15, 2003, Schering filed a petition for rehearing and rehearing en banc of that panel decision which was denied in November 2003;

         WHEREAS, Impax and Schering have settled the remaining claims in the Action on mutually agreeable terms without admission of liability by either, on the terms and subject to the conditions set forth in the Settlement and License Agreement, dated October 24, 2003, between Impax and Schering (the "Settlement Agreement");

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



         WHEREAS, pursuant to the Settlement Agreement Schering granted Impax the right under the Patent (as such term is defined in the Settlement Agreement) to have up to two Impax Entities (as such term is defined in the Settlement Agreement) offer to sell, sell, import, package, and/or distribute Impax Product (as such term is defined in the Settlement Agreement) manufactured by Impax or an Impax Affiliate (as such term is defined in the Settlement Agreement); and

         WHEREAS, Impax desires to convert the exclusive license granted under the Agreement with respect to the D-24 Product in the United States, its territories and possessions, to a semi-exclusive license allowing Impax to authorize one other Impax Entity to offer to sell, sell, import, package, and/or distribute Impax Product and WCH is willing to agree to such amendment on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the same meaning as defined in the Agreement.

         2. Section 1.1 of the Agreement is hereby amended to add the following new definitions:

                  "1.1.61 'Settlement Agreement' means that certain Settlement Agreement, dated as of October 24, 2003, between IMPAX and Schering Corporation relating to the D-24 Product and the settlement of the claims raised in Schering Corp. v. Impax Laboratories, Inc., Civil Action No. 01-0520 (D.N.J.)."

                  "1.1.62 'Impax Entity' has the meaning set forth in the Settlement Agreement."

                  "1.1.63 'Impax Product' has the meaning set forth in the Settlement Agreement."

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

         3. Section 2.1.1 of the Agreement is amended to read in its entirety as follows:

                  "2.1.1 IMPAX hereby grants to WCH an exclusive license within the Exclusive Territory and a semi-exclusive license within the Semi-Exclusive Territory, both with the right to grant sublicenses, under the IMPAX Patents and IMPAX's Technical Information and Regulatory Documents, to market, promote, use, distribute, sell, have sold, import and export Products for the OTC Field during the Term of this Agreement. WCH shall notify IMPAX in writing prior to having the name of any Third Party on a Product label. IMPAX hereby agrees that WCH is an Impax Entity within the meaning of Section 2.1 of the Settlement Agreement, and that WCH may, while acting as an Impax Entity, offer to sell, sell, import, package and/or distribute the D-24 Product (the "Rights"). WCH understands that the Settlement Agreement does not authorize WCH, as an Impax Entity, to manufacture or have manufactured the D-24 Product or to sublicense the Rights. Notwithstanding the exclusive license set forth above, IMPAX shall be permitted to Manufacture and sell (i) the D-12 Product to Schering Corporation in the United States, its territories and possessions and
         (ii) the D-24 Product to one other Impax Entity who is authorized only to offer to sell, sell, package, and/or distribute D-24 Product in the United States, its territories and possessions in compliance with the Settlement Agreement."


        4. Section 2.3 of the Agreement is amended to read in its entirety as follows:

                  "During the Term, IMPAX and its Affiliates shall only sell Product for the OTC Field in the Exclusive Territory to WCH and shall not market, promote, use, distribute, sell, have sold, import, export, make or have made either a twelve-hour or twenty-four hour, extended release Loratadine and Pseudoephedrine combination product (other than the Products) which is, in dosage strength, identical to either Product (a "Competing Product") to a Third Party for the OTC Field in the Exclusive Territory. Notwithstanding the foregoing, IMPAX shall be permitted (i) to Manufacture and sell D-12 Product to Schering Corporation in the United States, its territories and possessions; (ii) to Manufacture and sell D-24 Product to one other Impax Entity authorized to offer to sell, import, package, and/or distribute D-24 Product in the United States, its territories and possessions in compliance with the Settlement Agreement; and (iii) to market, promote, use, distribute, sell, have sold, import, export, make or have made a Competing Product that IMPAX or its Affiliate acquires through an acquisition, divestiture, merger, joint venture or other business combination, provided that such Competing Product did not account for more than seventy percent (70%) of the sales of the business acquired by IMPAX or its Affiliate in such transaction during the twelve (12) month period immediately preceding the consummation of such transaction."

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         5. The last sentence of Section 4.2 is hereby amended in its entirety to read as follow:

                  "IMPAX shall use Commercially Reasonable Efforts to allocate capacity at the Facility to WCH so that it can supply WCH with (i) three million (3,000,000) tablets of D-12 Product per calendar month and (ii) up to three million (3,000,000) tablets per month of WCH's forecasted requirements of the D-24 Product on a priority basis over the other Impax Entity."

        6. Section 6.3 of the Agreement is hereby amended by adding new subsection 6.3.6 as follows:

                  "6.3.6 If WCH receives an offer for supply of D-24 Product at a price lower than the price for D-24 Product then in effect hereunder and WCH informs IMPAX of such offer, within thirty (30) days thereafter either (i) IMPAX shall agree to meet such lower price for a quantity of D-24 Product equal to the quantity offered by such other supplier or
         (ii) WCH shall be free to source D-24 Product from such other supplier and in such latter event the quantity of D-24 Product that WCH is obligated to purchase hereunder pursuant to Section 4.1 of this Agreement shall be commensurately reduced and WCH shall- be relieved of its non-compete obligation pursuant to Section 2.4 of this Agreement to the same extent."

         7. Subsections (iii), (v), (vii), (ix) and (xi) of Sections 6.1 of the Agreement are hereby amended to read in their entirety as follows:

        "(iii)    Placement on: stability of a D-24 Product
                  pilot batch in WCH's consumer blister
                  packaging                                           $ 37,963"

        "(v)      Filing with FDA an ANDA
                  supplement/amendment for D-24 Product to
                  support 24 month expiry based on stability
                  studies and WCH's consumer blister
                  packaging                                           $ 50,617"

        "(vii)    WCH's acceptance of successful scale-up
                  and validation (based on WCH's approval of
                  final validation report) of D-24 Product            $ 75,926"

        "(ix)     The latter to occur of (a) January 1, 2003
                  or (b) final D-24 Product ANDA approval by
                  FDA with WCH's consumer labeling and
                  blister packaging                                   $227,778"

        "(xi)     The latter to occur of (a) January 1, 2003
                  or (b) Launch of the D-24 Product by WCH
                  in the United States                                $632,716"


         8. Section 7.2.1(1) of the Agreement is amended to add thereto a new subsection (f) that reads as follows:

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


               ";and (f) in the case of D-24 Product, constitute Impax Products within the meaning of the Settlement Agreement."

        9. Paragraph II of Section 9.3.2 of the Agreement is amended to read in its entirety as follows:

        "II.    D-24 Product

        If on or before the date on which notice of
        termination is given for the D-24 Product, the event
        described in Section 6.1(ix) has not occurred                  $227,778

                             or

        If on or before the date on which notice of
        termination is given for the D-24 Product, the event
        described in Section 6.1(ix) has occurred but the
        event described in Section 6.1(xi) has not occurred            $341,667

                             or

        If on or before the date on which notice of
        termination is given for the D-24 Product, the
        event described in Section 6.1(xi) has occurred                    Zero"

         10. All other terms and conditions of the Agreement are hereby confirmed and shall remain in full force and effect. In the event of any conflict with the provisions of this Amendment and any of the provisions of the Agreement, the provisions of this Amendment shall control.


[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment.

                                WYETH, acting through its
                                Wyeth Consumer Healthcare Division


                                By: /s/ Gregory E. Bobyock
                                    -----------------------------------------
                                    Name: Gregory E. Bobyock
                                    Title: Vice President
                                           Global Business Development
                                    Date:  June 29, 2004
                                         ------------------------------------


                                IMPAX LABORATORIES, INC.


                                By: /s/ David S. Doll
                                    -----------------------------------------
                                    Name: David S. Doll
                                    Title: Sr. Vice President, Sales & Mktg
                                    Date:  July 9, 2004
                                         ------------------------------------



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